Exhibit 10.28

Execution Version

SECOND AMENDMENT TO EMPLOYMENT AGREEMENT

This Second Amendment to Employment Agreement (“Amendment”) is made and entered into by and between GERARD J. HART (“Executive”) and TEXAS ROADHOUSE, INC., a Delaware corporation ( the “Company”).

WHEREAS, Executive and the Company entered into that certain Employment Agreement effective December 26, 2007, as amended by that Amendment to Employment Agreement effective January 1, 2009 (the “Agreement”) providing for the employment of the Executive by the Company; and

WHEREAS, the parties now mutually desire to further amend the Agreement.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.             Capitalized terms not otherwise defined herein shall have the meaning set forth in the Agreement.

2.             The Term is extended for a period of one (1) year until January 7, 2012 (the “Extended Term”), unless the Agreement is earlier terminated as permitted pursuant to the terms of the Agreement.

3.             During the Extended Term, Executive shall continue to be paid a base salary at his current rate of Six Hundred Thousand and no/100 Dollars ($600,000.00) per fiscal year.

4.             During the Extended Term, Executive shall continue to be eligible for an annual target incentive bonus in the same amount applicable to the 2010 fiscal year.

5.             On January 8, 2011, the Executive shall be granted 80,000 Restricted Stock Units which shall vest on January 7, 2013.

6.             Except as expressly amended hereby, the Agreement shall remain in full force and effect.

[Signature page follows.]

IN WITNESS WHEREOF, and intending to be legally bound thereby, Executive and the Company have executed the foregoing Amendment on the dates set forth below.

TEXAS ROADHOUSE, INC.

Dated:	February 18, 2010	By:	/s/ W. Kent Taylor
		Name:	W. Kent Taylor
		Its:	Chairman

GERARD J. HART

Dated:	February 18, 2010	/s/ G.J. Hart